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                                                                    EXHIBIT 99.1

           REDBACK NETWORKS INC. ANNOUNCES ADOPTION OF SHAREHOLDER
                                  RIGHTS PLAN


     SAN JOSE Calif., June 13, 2001 -- The Company announced that the Board of Directors of Redback Networks Inc. approved the declaration of a dividend distribution of one Preferred Share Purchase Right (a "Right") on each outstanding share of its Common Stock. The Rights become exercisable if a person or group hereafter acquires 15 percent or more of the Common Stock of the Company or announces a tender offer for 15 percent or more of the Common Stock. The Board of Directors will be entitled to redeem the Rights at $.0001 per Right at any time before any such person hereafter acquires 15 percent or more of the outstanding Common Stock.

     The Rights are not being distributed in response to any specific effort to acquire the Company. The Rights are designed to assure that all stockholders of the Company receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other tactics designed to gain control of the Company without paying all stockholders a fair price.

     If a person hereafter acquires 15 percent or more of the outstanding Common Stock of the Company (the "Acquiring Person"), each Right will entitle its holder to purchase, at an initial exercise price of $83.28, a number of shares of Common Stock having a market value at that time of twice the Right's exercise price. Rights held by the Acquiring Person will become void. If the Company is acquired in a merger or other business combination transaction after a person acquires 15 percent or more of the Company's Common Stock, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price.

     The dividend distribution will be payable on July 15, 2001 to shareholders of record on June 27, 2001. The Rights will expire in ten years. The Rights distribution is not taxable to shareholders.

About Redback Networks Inc.
---------------------------

     Redback Networks Inc. enables carriers and service providers to build profitable next-generation metro broadband and optical networks. The Company offers a strong product portfolio that includes industry-leading subscriber management and optical platforms, as well as a comprehensive set of network provisioning and management software. These solutions deliver superior performance and scalability, reduce operational costs, and expedite the management and deployment of new services within metro networks.
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     Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback maintains a growing and global customer base of more than 350 carriers and service providers, including major local exchange carriers (LEC), inter-exchange carriers (IXCs) and service providers. For more information, please visit www.redback.com.

     # # #

Redback is a U.S. Registered Trademark; SMS and SmartEdge are Trademarks of Redback Networks, Inc. Other trademarks, service marks, and trade names belong to their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks' expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Redback Networks' business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form 10-Q, and the other reports filed from time to time with the Securities and Exchange Commission.